SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a party other than the Registrant          [ ]

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[ ]   Preliminary Proxy Statement

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section.240-14a-12

FRANKLIN TEMPLETON LIMITED DURATION INCOME FUND

(Name of Registrant as Specified in its Charter)

FRANKLIN TEMPLETON LIMITED DURATION INCOME FUND

 (Name of Person(s) Filing Proxy Statement)

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           determined):

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[GRAPHIC OMITTED]

FRANKLIN TEMPLETON LIMITED DURATION INCOME TRUST

NOTICE OF 2011 ANNUAL SHAREHOLDERS’ MEETING

This Notice of Meeting supersedes the Notice of Meeting that was included with the proxy statement for the 2011 Annual Shareholders’ Meeting (the “Meeting”) of Franklin Templeton Limited Duration Income Trust (the “Fund”).

The Meeting will be held at the Fund’s offices, One Franklin Parkway, San Mateo, California 94403, on Thursday, September 22, 2011, at 2:00 p.m., Pacific time.

During the Meeting, shareholders of the Fund will vote on the following Proposal:

•         The election of Sam Ginn, Rupert H. Johnson, Jr., and Larry D. Thompson, as Trustees of the Fund, to hold office for the terms specified.

The Board of Trustees has fixed July 20, 2011, as the record date for the determination of shareholders entitled to vote at the Meeting.

                              By Order of the Board of Trustees,

                              /s/ Karen L. Skidmore

                              Karen L. Skidmore

                              Vice President and Secretary

San Mateo, California

Dated: August 22, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS’ MEETING TO BE HELD ON SEPTEMBER 22, 2011. The Fund’s Notice of 2011 Annual Shareholders’ Meeting, Proxy Statement and form of Proxy are available on the Internet at www.proxyonline.us/docs/ftf2011. The form of Proxy on the Internet site cannot be used to cast your vote.

Please sign and promptly return your proxy card in the self-addressed envelope regardless of the number of shares you own.